Exhibit 99.1

CALIBER TO PARTICIPATE IN SIDOTI SMALL-CAP VIRTUAL CONFERENCE ON MARCH 13, 2024

SCOTTSDALE, Ariz., March 11, 2024 — Caliber (the “Company” or “CaliberCos Inc.”) (NASDAQ: CWD), a real estate investor, developer, and manager, today announced that Jade Leung, CFO of Caliber, will present at the Sidoti Small-Cap Virtual Conference on Wednesday, March 13, 2024, at 1:00 PM ET. Mr. Leung will also be available for one-on-one meetings with institutional investors held throughout the day. During his presentation, Mr. Leung plans to discuss Caliber’s business model for growth and the growing opportunities the firm currently sees in distressed real estate.

Registration for the live presentation can be accessed on the Company’s Investor Relations page at https://ir.caliberco.com/ or visit www.sidoti.com/events, where one-on-one meetings may also be requested. Registration is free and the event is open to all interested parties.

About Caliber (CaliberCos Inc.) (NASDAQ: CWD)
With more than $2.9 billion of managed assets, including estimated costs to complete assets under development, Caliber’s 15-year track record of managing and developing real estate is built on a singular goal: make money in all market conditions. Our growth is fueled by our performance and our competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions do not. Integral to our competitive advantage is our in-house shared services group, which offers Caliber greater control over our real estate and visibility to future investment opportunities. There are multiple ways to participate in Caliber’s success: you can invest in Nasdaq-listed CaliberCos Inc. and/or you can invest directly in our Private Funds.

Forward Looking Statements
This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber:
Victoria Rotondo
+1 480-295-7600
Victoria.rotondo@caliberco.com

Investor Relations:
Lisa Fortuna, Financial Profiles
+1 310-622-8251
ir@caliberco.com

Media Relations:
Kelly McAndrew, Financial Profiles
+1 310-622-8239
KMcAndrew@finprofiles.com